The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 281.719.6100 Supplemental Information Three Months Ended June 30, 2021 NYSE: HHC Seaport New York, NY Exhibit 99.2 The Woodlands Towers at the Waterway The Woodlands, TX 6100 Merriweather Columbia, MD

HowardHughes.com 281.719.6100 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on February 25, 2021. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

HowardHughes.com 281.719.6100 3 Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 Ward Village - Sold Out Condominiums 18 Financial Summary 6 Stabilized Properties 13 Ward Village - Condominiums Remaining to be Sold 19 Balance Sheets 8 Unstabilized Properties 15 Summary of Remaining Development Costs 20 Statements of Operations 9 Under Construction Properties 16 Portfolio Key Metrics 21 Income Reconciliations 10 Seaport Operating Performance 17 MPC Portfolio 22 MPC Land 23 Lease Expirations 24 Acquisitions / Dispositions 25 Other/Non-core Assets 26 Debt Summary 27 Property-Level Debt 28 Ground Leases 30 Impact of COVID-19 31 Definitions 32 Reconciliations of Non-GAAP Measures 33

Company Profile - Summary & Results

Company Overview - Q2 2021

Exchange / Ticker	NYSE:	HHC
Share Price - June 30, 2021	$	97.46
Diluted Earnings / Share	$	0.09
FFO / Diluted Share	$	0.91
Core FFO / Diluted Share	$	0.95
AFFO / Diluted Share	$	0.86

Recent Company Highlights

HOUSTON, April 8, 2021 (PRNewswire) - The Howard Hughes Corporation (HHC) announced that Correne Loeffler has been appointed to serve as the company's Chief Financial Officer, effective April 19, 2021. Ms. Loeffler succeeds David O'Reilly as the company's CFO, a position that he has held since joining HHC in 2016 and has continued to hold on an interim basis since being appointed HHC's Chief Executive Officer in December 2020.

LAS VEGAS, June 10, 2021 (PRNewswire) - The Howard Hughes Corporation, developer of the Summerlin® master planned community (MPC) and its 400-acre Downtown Summerlin®, has broken ground on two new projects that reflect the growing demand for Summerlin's acclaimed live-work-play lifestyle. 1700 Pavilion, a new 10-story, Class-A office building, and Tanager Echo, the 295-unit, second phase of the Tanager luxury apartment complex, continue the evolution of Downtown Summerlin as the community's walkable urban core.

Operating Portfolio by Region



From Wall St. to Waikiki
110 N WACKER
CHICAGO
SEAPORT
NEW YORK
LANDMARK
VIRGINIA
SUMMERLIN
LAS VEGAS
DOWNTOWN
COLUMBIA
MARYLAND
WARD VILLAGE
HAWAII
RIVERWALK
NEW ORLEANS
HOUSTON MPC's

Q2 2021 MPC & Condominium Results

$ in millions



Woodlands/Woodlands Hills
1%
Bridgeland
17%
Summerlin
82%
Q2 '21
MPC
EBT
$69.8M



Kō'ula
27%
'A'ali'i
11%
Q2 '21
Condo
sales
45 units
Victoria Place
62%

Q2 2021 MPC EBT

Bridgeland	$	11.6
Columbia		(0.2)
Summerlin		57.6
Woodlands/Woodlands Hills		0.8
Total	**$**	**69.8**

Q2 2021 Condo Units Contracted

'A'ali'i	5
Kō'ula	12
Victoria Place	28
Total	**45**

Howard Hughes

HowardHughes.com 281.719.6100 4

Company Profile - Summary & Results (con't)

Q2 2021 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
6%
Office
28%
Projected
Stabilized
NOI
$29.9M
Multi-family
66%

Currently Unstabilized

$ in millions



Multi-family
37%
Retail
4%
Projected
Stabilized
NOI
$70.0M
Office
59%

Currently Stabilized

$ in millions



Other
8%
Hotel
10%
Projected
Stabilized
NOI
$295.3M
Office
45%
Retail
25%
Multi-family
13%

Total

$ in millions



Other
Hotel 6%
7%
Projected
Stabilized
NOI
$395.2M
Retail
20%
Office
46%
Multi-family
21%

	Currently Under Construction	Currently Unstabilized	Currently Stabilized	Total
Retail & Office S.F.	400,768	2,958,377	7,963,051	11,322,196
Multi-family Units	1,124	1,291	2,909	5,324
Hotel Keys	—	—	909	909
Other S.F. / Units	— / —	— / —	135,801 / 1,357	135,801 / 1,357
Projected Stabilized NOI $	29.9	70.0	295.3	395.2

Q2 2021 Operating Results by Property Type

Currently Under Construction

$ in millions



Q2 '21
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Multi-family
44%
Retail
2%
Q2 '21
Unstabilized
NOI
$(0.3)M
Office
54%

Currently Stabilized

$ in millions



Other
9%
Hotel
5%
Q2 '21
Stabilized
NOI
$58.2M
Office
49%
Retail
25%
Multi-family
12%

Total

$ in millions



Other
10%
Hotel
5%
Q2 '21
Total
NOI
$57.9M
Office
44%
Retail
25%
Multi-family
16%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI and other project information. See page 32 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

Howard Hughes.
HowardHughes.com 281.719.6100 5

Financial Summary

$ in thousands except share price and billions	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	YTD Q2 2021	YTD Q2 2020
Company Profile							
Share price (a)	$ 97.46	$ 95.13	$ 78.93	$ 57.60	$ 51.95	$ 97.46	$ 51.95
Market Capitalization (b)	$5.4b	$5.2b	$4.3b	$3.2b	$2.9b	$5.4b	$2.9b
Enterprise Value (c)	$8.8b	$8.7b	$7.6b	$6.5b	$6.5b	$8.8b	$6.5b
Weighted avg. shares - basic	55,704	55,678	55,571	55,542	55,530	55,691	49,455
Weighted avg. shares - diluted	55,757	55,678	55,571	55,585	55,530	55,691	49,455
Total diluted share equivalents outstanding (a)	55,130	55,119	54,999	54,922	54,931	55,130	54,931
Debt Summary							
Total debt payable (d)	$ 4,494,183	$ 4,439,522	$ 4,320,166	$ 4,253,595	$ 4,439,153	$ 4,494,183	$ 4,439,153
Fixed-rate debt	$ 2,726,121	$ 2,672,304	$ 2,374,822	$ 2,387,189	$ 1,902,175	$ 2,726,121	$ 1,902,175
Weighted avg. rate - fixed	4.51 %	4.54 %	5.07 %	5.12 %	5.06 %	4.51 %	5.06 %
Variable-rate debt, excluding condominium financing	$ 1,444,733	$ 1,467,039	$ 1,725,461	$ 1,686,979	$ 2,411,620	$ 1,444,733	$ 2,411,620
Weighted avg. rate - variable	3.54 %	3.54 %	3.41 %	3.52 %	3.44 %	3.54 %	3.44 %
Condominium debt outstanding at end of period	$ 323,328	$ 300,179	$ 219,883	$ 179,427	$ 125,358	$ 323,328	$ 125,358
Weighted avg. rate - condominium financing	4.06 %	4.04 %	3.82 %	3.21 %	3.22 %	4.06 %	3.22 %
Leverage ratio (debt to enterprise value)	50.79 %	50.73 %	56.31 %	64.66 %	67.61 %	50.79 %	67.58 %

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 281.719.6100 6

Financial Summary (con't)

$ in thousands	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	YTD Q2 2021	YTD Q2 2020
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 109,364	$ 91,603	$ 87,916	$ 83,430	$ 81,004	$ 200,967	$ 192,174
Expenses	(53,176)	(47,364)	(42,166)	(47,508)	(42,007)	(100,540)	(95,271)
Company's Share NOI - Equity investees	1,690	4,140	1,362	2,315	1,836	5,830	7,797
Operating Assets NOI (a)	$ 57,878	$ 48,379	$ 47,112	$ 38,237	$ 40,833	$ 106,257	$ 104,700
Avg. NOI margin	53%	53%	54%	46%	50%	53%	54%
MPC Segment Earnings							
Total revenues	$ 74,578	$ 48,287	$ 112,436	$ 52,158	$ 68,913	$ 122,865	$ 119,359
Total expenses (b)	(34,003)	(23,339)	(49,938)	(23,150)	(32,061)	(57,342)	(55,874)
Interest (expense) income, net (c)	10,615	10,757	10,554	9,176	8,303	21,372	16,857
Equity in earnings in real estate and other affiliates	18,641	27,650	13,442	(1,563)	(2,968)	46,291	5,966
MPC Segment EBT (c)	$ 69,831	$ 63,355	$ 86,494	$ 36,621	$ 42,187	$ 133,186	$ 86,308
Seaport Segment Income							
Revenues	$ 10,202	$ 6,897	$ 6,969	$ 4,214	$ 2,653	$ 17,099	$ 11,389
Expenses	(14,477)	(11,141)	(10,014)	(10,313)	(6,093)	(25,618)	(18,719)
Company's share NOI - equity investees	(147)	(135)	(124)	(106)	(305)	(282)	(681)
Seaport NOI (d)	$ (4,422)	$ (4,379)	$ (3,169)	$ (6,205)	$ (3,745)	$ (8,801)	$ (8,011)
Avg. NOI margin	(43%)	(63%)	(45%)	(147%)	(141%)	(51%)	(70%)
Condo Gross Profit							
Condominium rights and unit sales	$ 12,861	$ 37,167	$ 958	$ 142	$ —	$ 50,028	$ 43
Adjusted condominium rights and unit cost of sales (e)	(13,435)	(34,472)	(2,893)	(1,087)	(6,348)	(47,907)	(6,309)
Condo adjusted gross profit (f)	$ (574)	$ 2,695	$ (1,935)	$ (945)	$ (6,348)	$ 2,121	$ (6,266)

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport NOI = Seaport NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI.
(e) Excludes a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower in the first quarter of 2020 and excludes an additional $20.5 million charge related to the same construction defects in the first quarter of 2021. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.
(f) As a result of significantly lower available inventory, we closed on 5 condos during the first quarter of 2021, 1 condo during the second quarter of 2021, and no condominium units during 2020. However, as highlighted on pages 18 and 19 of this presentation, overall progress at our condominium projects remains strong.

Howard Hughes.
HowardHughes.com 281.719.6100 7

HowardHughes.com 281.719.6100 8 thousands except par values and share amounts June 30, 2021 December 31, 2020 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,743,502 $ 1,687,519 Buildings and equipment 4,170,506 4,115,493 Less: accumulated depreciation (721,275) (634,064) Land 365,725 363,447 Developments 1,352,999 1,152,674 Net property and equipment 6,911,457 6,685,069 Investment in real estate and other affiliates 298,161 377,145 Net investment in real estate 7,209,618 7,062,214 Net investment in lease receivable 2,917 2,926 Cash and cash equivalents 1,063,261 1,014,686 Restricted cash 219,483 228,311 Accounts receivable, net 81,503 66,726 Municipal Utility District receivables, net 354,932 314,394 Notes receivable, net 3,235 622 Deferred expenses, net 111,491 112,097 Operating lease right-of-use assets, net 54,566 56,255 Prepaid expenses and other assets, net 208,063 282,101 Total assets $ 9,309,069 $ 9,140,332 LIABILITIES Mortgages, notes and loans payable, net $ 4,449,333 $ 4,287,369 Operating lease obligations 68,102 68,929 Deferred tax liabilities 167,105 187,639 Accounts payable and accrued expenses 925,845 852,258 Total liabilities 5,610,385 5,396,195 Redeemable noncontrolling interest 26,781 29,114 EQUITY Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,196,818 issued and 55,126,260 outstanding as of June 30, 2021, 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020 563 562 Additional paid-in capital 3,955,162 3,947,278 Accumulated deficit (134,309) (72,556) Accumulated other comprehensive loss (27,754) (38,590) Treasury stock, at cost, 1,070,558 shares as of June 30, 2021, and 1,070,558 shares as of December 31, 2020 (122,091) (122,091) Total stockholders' equity 3,671,571 3,714,603 Noncontrolling interests 332 420 Total equity 3,671,903 3,715,023 Total liabilities and equity $ 9,309,069 $ 9,140,332 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 55,126 54,972 Dilutive effect of stock options (a) 4 27 Total diluted share equivalents outstanding 55,130 54,999 Balance Sheets (a) Stock options assume net share settlement calculated for the period presented.

Statements of Operations

thousands except per share amounts	Q2 2021	Q2 2020	FY 2021	FY 2020
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES				
Condominium rights and unit sales	$ 12,861	$ —	$ 50,028	$ 43
Master Planned Communities land sales	58,342	57,073	95,819	96,805
Rental revenue	88,476	78,706	174,375	171,450
Other land, rental and property revenues	41,389	11,447	64,632	46,344
Builder price participation	11,389	8,947	18,183	16,706
Total revenues	212,457	156,173	403,037	331,348
EXPENSES				
Condominium rights and unit cost of sales	13,435	6,348	68,403	104,249
Master Planned Communities cost of sales	24,858	25,875	40,509	42,661
Operating costs	71,243	45,885	129,841	110,491
Rental property real estate taxes	13,716	15,199	27,707	28,777
Provision for (recovery of) doubtful accounts	(1,520)	1,866	(2,098)	3,567
Demolition costs	149	—	149	—
Development-related marketing costs	2,397	1,813	4,041	4,629
General and administrative	20,334	22,233	42,100	61,314
Depreciation and amortization	49,788	46,963	99,096	108,600
Total expenses	194,400	166,182	409,748	464,288
OTHER				
Provision for impairment	(13,068)	—	(13,068)	(48,738)
Gain (loss) on sale or disposal of real estate and other assets, net	21,333	8,000	21,333	46,124
Other income (loss), net	(663)	1,607	(10,971)	(2,077)
Total other	7,602	9,607	(2,706)	(4,691)
Operating income (loss)	25,659	(402)	(9,417)	(137,631)
Interest income	31	404	72	1,550
Interest expense	(31,439)	(32,397)	(65,649)	(66,845)
Gain (loss) on extinguishment of debt	(51)	—	(35,966)	—
Equity in earnings (losses) from real estate and other affiliates	7,867	(8,552)	23,663	2,797
Income (loss) before income taxes	2,067	(40,947)	(87,297)	(200,129)
Income tax expense (benefit)	(1,550)	(6,844)	(22,755)	(40,944)
Net income (loss)	3,617	(34,103)	(64,542)	(159,185)
Net (income) loss attributable to noncontrolling interests	1,224	19	2,789	(33)
Net income (loss) attributable to common stockholders	$ 4,841	$ (34,084)	$ (61,753)	$ (159,218)
Basic income (loss) per share	**$ 0.09**	**$ (0.61)**	**$ (1.11)**	**$ (3.22)**
Diluted income (loss) per share	**$ 0.09**	**$ (0.61)**	**$ (1.11)**	**$ (3.22)**

Howard Hughes. HowardHughes.com 281.719.6100 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

thousands except share amounts	Q2 2021	Q2 2020	YTD Q2 2021	YTD Q2 2020
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common shareholders	$ 4,841	$ (34,084)	$ (61,753)	$ (159,218)
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	48,674	45,512	96,830	105,328
(Gain) loss on sale or disposal of real estate and other assets, net	(21,333)	(8,000)	(21,333)	(46,124)
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	4,608	1,680	4,608	9,686
Impairment of depreciable real estate properties	13,068	—	13,068	48,738
Reconciling items related to noncontrolling interests	(1,224)	(19)	(2,789)	33
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	2,368	7,053	4,847	8,200
FFO	**$ 51,002**	**$ 12,142**	**$ 33,478**	**$ (33,357)**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	51	—	35,966	—
Loss on settlement of rate-lock agreement	—	—	9,995	—
Severance expenses	243	(841)	607	1,637
Non-real estate related depreciation and amortization	1,114	1,451	2,266	3,272
Straight-line amortization	(3,514)	(2,029)	(8,206)	(4,996)
Deferred income tax (expense) benefit	(1,962)	(7,076)	(23,581)	(41,701)
Non-cash fair value adjustments related to hedging instruments	3,041	3,227	6,014	4,320
Share-based compensation	1,949	1,768	4,116	2,577
Other non-recurring expenses (development-related marketing and demolition costs)	2,546	1,813	4,190	4,629
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	(1,447)	52	(2,699)	144
Core FFO	**$ 53,023**	**$ 10,507**	**$ 62,146**	**$ (63,475)**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (3,184)	$ (1,971)	$ (6,463)	$ (5,560)
Leasing commissions	(1,883)	(1,314)	(2,173)	(2,236)
Condominium inventory writedown	—	5,078	—	5,078
AFFO	**$ 47,956**	**$ 12,300**	**$ 53,510**	**$ (66,193)**
FFO per diluted share value	**$ 0.91**	**$ 0.22**	**$ 0.60**	**$ (0.67)**
Core FFO per diluted share value	**$ 0.95**	**$ 0.19**	**$ 1.12**	**$ (1.28)**
AFFO per diluted share value	**$ 0.86**	**$ 0.22**	**$ 0.96**	**$ (1.34)**

Howard Hughes.
HowardHughes.com 281.719.6100 10

NOI by Region, excluding Seaport

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q2 2021 Occupied (#) Sq. Ft.	Q2 2021 Occupied (#) Units	Q2 2021 Leased (#) Sq. Ft.	Q2 2021 Leased (#) Units	Q2 2021 Occupied (%) Sq. Ft.	Q2 2021 Occupied (%) Units	Q2 2021 Leased (%) Sq. Ft.	Q2 2021 Leased (%) Units	Q2 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,995,738	—	3,000,399	—	89 %	— %	89 %	— %	$ 80,295	$ 91,814	—
Office - Columbia	100 %	1,387,445	—	1,193,130	—	1,198,166	—	86 %	— %	86 %	— %	22,956	25,815	—
Office - Summerlin	100 %	532,428	—	528,021	—	530,266	—	99 %	— %	100 %	— %	14,378	14,386	—
Retail - Houston	100 %	420,527	—	350,050	—	367,684	—	83 %	— %	87 %	— %	10,369	13,381	—
Retail - Columbia	100 %	89,199	—	89,199	—	89,199	—	100 %	— %	100 %	— %	2,311	2,312	—
Retail - Hawaii	100 %	1,031,983	—	920,799	—	946,574	—	89 %	— %	92 %	— %	13,573	24,600	—
Retail - Summerlin	100 %	799,214	—	737,372	—	768,022	—	92 %	— %	96 %	— %	22,484	26,301	—
Retail - Other	100 %	264,619	—	226,579	—	237,841	—	86 %	— %	90 %	— %	2,265	6,500	—
Multi-Family - Houston (d)	100 %	22,971	1,701	17,322	1,602	17,322	1,650	75 %	94 %	75 %	97 %	15,455	23,675	—
Multi-Family - Columbia (d)	50 %	41,617	817	39,497	783	39,497	783	95 %	96 %	95 %	96 %	6,860	7,140	—
Multi-Family - Summerlin (d)	100 %	—	391	—	375	—	391	— %	96 %	— %	100 %	6,563	7,050	—
Hospitality - Houston (e)	100 %	—	909	—	412	—	—	— %	45 %	— %	— %	2,964	28,900	—
Self-Storage - Houston	100 %	—	1,357	—	1,305	—	1,318	— %	96 %	— %	97 %	913	913	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	12,365	12,415	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	9,553	10,093	—
Total Stabilized Properties (g)												**$ 223,304**	**$ 295,295**	—
Unstabilized Properties														
Office - Houston	100 %	595,617	—	173,248	—	192,002	—	29 %	— %	32 %	— %	$ (1,933)	$ 17,900	2.0
Office - Columbia	100 %	319,002	—	203,436	—	203,436	—	64 %	— %	64 %	— %	206	9,200	2.0
Office - Other	23 %	1,491,651	—	914,981	—	1,196,729	—	61 %	— %	80 %	— %	(560)	14,421	2.0
Retail - Columbia	100 %	10,700	—	—	—	10,700	—	— %	— %	100 %	— %	(2)	400	1.0
Retail - Houston	100 %	72,977	—	51,412	—	51,412	—	70 %	— %	70 %	— %	413	2,200	1.0
Multi-Family - Houston (d)	100 %	11,448	909	6,146	413	8,610	532	54 %	45 %	75 %	59 %	4,055	16,726	2.3
Multi-Family - Columbia (d)	100 %	56,683	382	4,070	330	13,970	363	7 %	86 %	25 %	95 %	4,091	9,162	2.0
Total Unstabilized Properties												**$ 6,270**	**$ 70,009**	**1.9**

Howard Hughes

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NOI by Region, excluding Seaport (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q2 2021 Occupied (#) Sq. Ft.	Q2 2021 Occupied (#) Units	Q2 2021 Leased (#) Sq. Ft.	Q2 2021 Leased (#) Units	Q2 2021 Occupied (%) Sq. Ft.	Q2 2021 Occupied (%) Units	Q2 2021 Leased (%) Sq. Ft.	Q2 2021 Leased (%) Units	Q2 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	8,374	3.0
Retail - Hawaii	100 %	48,357	—	—	—	1,688	—	— %	— %	3 %	— %	n/a	$ 1,918	1.7
Multi-Family - Houston (d)	100 %	—	358	—	—	—	—	— %	— %	— %	— %	n/a	4,360	3.0
Multi-Family - Summerlin (d)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,899	3.0
Multi-Family - Columbia (d)	100 %	32,411	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	5.0
Total Under Construction Properties												**n/a**	**$ 29,876**	**3.5**
Total/ Wtd. Avg. for Portfolio												**$ 229,574**	**$ 395,180**	**2.8**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q2 2021 NOI were not annualized. Annualized Q2 2021 NOI also includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q2 2021. As a result of COVID-19, occupancy levels rose throughout 2020 but remained lower than levels achieved prior to the pandemic. However, with the gradual return of leisure travel in the first half of 2021, we have continued to see occupancy levels rise at all of our properties.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

Howard Hughes.
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Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q2 2021 % Occ.	Q2 2021 % Leased	Annualized Q2 2021 NOI (a)(b)	Est. Stabilized NOI (a)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	96 %	96 %	$ 4,827	$ 5,900
Two Hughes Landing	Houston, TX	100 %	197,714	69 %	69 %	3,649	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	89 %	89 %	7,937	8,200
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	63 %	64 %	5,374	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,176	8,200
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	337	500
Lakefront North	Houston, TX	100 %	258,058	82 %	82 %	4,204	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	2,718	4,400
9303 New Trails	Houston, TX	100 %	97,967	75 %	75 %	1,632	1,800
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,463	2,600
3 Waterway Square	Houston, TX	100 %	232,021	87 %	87 %	5,833	6,500
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,528	6,856
1201 Lake Robbins Tower (c)	Houston, TX	100 %	805,993	100 %	100 %	26,243	26,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	48 %	51 %	374	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	897,792	83 %	82 %	13,951	14,331
Columbia Office Properties	Columbia, MD	100 %	62,038	53 %	66 %	284	1,402
One Mall North	Columbia, MD	100 %	96,977	97 %	97 %	1,546	1,947
One Merriweather	Columbia, MD	100 %	206,622	100 %	100 %	5,034	5,035
Two Merriweather	Columbia, MD	100 %	124,016	93 %	93 %	2,141	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,342	4,350
One Summerlin	Las Vegas, NV	100 %	206,279	98 %	99 %	6,101	6,101
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,935	3,935
Total Office			**5,292,921**			**$ 117,629**	**$ 132,015**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	81 %	85 %	$ 1,224	$ 2,097
Hughes Landing Retail	Houston, TX	100 %	125,798	85 %	89 %	3,516	4,375
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	654	654
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,140	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	68 %	73 %	1,237	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	2,016	2,017
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	100 %	328	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	254	270
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,311	2,312
Ward Village Retail	Honolulu, HI	100 %	1,031,983	89 %	92 %	13,573	24,600
Downtown Summerlin (d)	Las Vegas, NV	100 %	799,214	92 %	96 %	22,484	26,301
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,619	86 %	90 %	2,265	6,500
Total Retail			**2,605,542**			**$ 51,002**	**$ 73,094**

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Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q2 2021 %Occ.(e) Rentable Sq. Ft.	Q2 2021 %Occ.(e) Units	Q2 2021 % Leased (e) Rentable Sq. Ft.	Q2 2021 % Leased (e) Units	Annualized Q2 2021 NOI (a) (b)	Est. Stabilized NOI (a)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	97 %	n/a	99 %	$ 2,302	$ 3,500
Lakeside Row	Houston, TX	100 %	—	312	n/a	97 %	n/a	99 %	2,430	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	96 %	n/a	100 %	2,899	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	95 %	n/a	98 %	2,579	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	75 %	87 %	75 %	91 %	5,245	7,200
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	84 %	94 %	84 %	94 %	3,100	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	98 %	100 %	98 %	3,760	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	98 %	n/a	100 %	1,964	2,200
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	95 %	n/a	100 %	4,599	4,850
Total Multi-family (f)			**64,588**	**2,909**					**$ 28,878**	**$ 37,865**
Hotel										
Embassy Suites at Hughes Landing (g)	Houston, TX	100 %	—	205	n/a	68 %	n/a	n/a	$ 1,811	$ 5,600
The Westin at The Woodlands (g)	Houston, TX	100 %	—	302	n/a	49 %	n/a	n/a	786	9,600
The Woodlands Resort (g)	Houston, TX	100 %	—	402	n/a	31 %	n/a	n/a	367	13,700
Total Hotel			**—**	**909**					**$ 2,964**	**$ 28,900**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 281	$ 281
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,515	1,516
HHC 242 Self-Storage	Houston, TX	100 %	—	629	n/a	95 %	n/a	96 %	457	457
HHC 2978 Self-Storage	Houston, TX	100 %	—	728	n/a	97 %	n/a	98 %	456	456
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	204	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	1,936	1,900
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,100	2,100
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,585	1,586
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	530	560
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,755	3,755
Las Vegas Ballpark (h)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	8,080	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,932	2,460
Total Other			**135,801**	**1,357**					**$ 22,831**	**$ 23,421**
Total Stabilized									**$ 223,304**	**$ 295,295**

(a) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q2 2021 NOI were not annualized.
(c) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest Tower is an unstabilized property as of June 30, 2021.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 41,606 sq. ft. of office space.
(e) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of June 30, 2021. Each Hotel property Percentage Occupied is the average for Q2 2021.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.
(h) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on YTD performance.

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Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units

					Q2 2021 %Occ.(a)		Q2 2021 % Leased (a)							
Project Name	**Location**	**% Ownership**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Develop. Costs Incurred**	**Est. Total Cost (Excl. Land)**	**Annualized Q2 2021 NOI**	**Est. Stabilized NOI (b)**	**Est. Stab. Date**	**Est. Stab. Yield**
Office														
9950 Woodloch Forest Tower (c)(d)	Houston, TX	100 %	595,617	—	29 %	n/a	32 %	n/a	$ 154,142	$ 210,571	$ (1,933)	$ 17,900	2023	9 %
110 North Wacker (e)	Chicago, IL	22.9 %	1,491,651	—	61 %	n/a	80 %	n/a	16,078	16,078	(560)	14,421	2023	8 %
6100 Merriweather	Columbia, MD	100 %	319,002	—	64 %	n/a	64 %	n/a	110,507	138,221	206	9,200	2023	7 %
Total Office			**2,406,270**	**—**					**$ 280,727**	**$ 364,870**	**$ (2,287)**	**$ 41,521**		
Retail														
Creekside Park West	Houston, TX	100 %	72,977	—	70 %	n/a	70 %	n/a	$ 19,354	$ 20,777	$ 413	$ 2,200	2022	11 %
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	—	— %	n/a	100 %	n/a	5,932	6,530	(2)	400	2022	6 %
Total Retail			**83,677**	**—**					**$ 25,286**	**$ 27,307**	**$ 411**	**$ 2,600**		
Multi-family														
Juniper Apartments	Columbia, MD	100 %	56,683	382	7 %	86 %	25 %	95 %	$ 100,004	$ 116,386	$ 4,091	$ 9,162	2023	8 %
Creekside Park The Grove	Houston, TX	100 %	—	360	— %	8 %	— %	21 %	44,722	57,472	(15)	4,697	2023	8 %
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	60 %	n/a	84 %	39,824	45,033	380	3,500	2022	8 %
Two Lakes Edge	Houston, TX	100 %	11,448	386	54 %	74 %	75 %	83 %	99,651	107,706	3,690	8,529	2024	8 %
Total Multi-family (f)			**68,131**	**1,291**					**$ 284,201**	**$ 326,597**	**$ 8,146**	**$ 25,888**		
Total Unstabilized									**$ 590,214**	**$ 718,774**	**$ 6,270**	**$ 70,009**		

(a) Percentage Occupied and Percentage Leased are as of June 30, 2021.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins Tower is a stabilized property as of June 30, 2021, as Occidental Petroleum has leased 100% of the building through 2032.
(e) The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. It does not include the impact of the partnership distribution waterfall.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

Howard Hughes
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Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
1700 Pavilion	Las Vegas, NV	100 %	267,000	—	Under Construction	Q2 2021	2024	$ 5,827	$ 120,424	$ 8,374	7 %
Total Office			**267,000**					**$ 5,827**	**$ 120,424**	**$ 8,374**	
Retail											
'A'ali'i (c)	Honolulu, HI	100 %	11,570	— %	Under Construction	Q4 2018	2022	$ —	$ —	$ 637	— %
Kō'ula (c)	Honolulu, HI	100 %	36,787	5 %	Under Construction	Q3 2019	2023	—	—	1,281	— %
Total Retail			**48,357**					**$ —**	**$ —**	**$ 1,918**	

Project Name	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Marlow	Columbia, MD	100 %	472	$ 1,984	Under Construction	Q1 2021	2026	$ 26,224	$ 130,490	$ 9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Under Construction	Q4 2020	2024	7,173	58,072	4,360	8 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Under Construction	Q2 2021	2024	6,309	81,611	5,899	7 %
Total Multi-family			**1,124**					**$ 39,706**	**$ 270,173**	**$ 19,584**	
Total Under Construction								**$ 45,533**	**$ 390,597**	**$ 29,876**	

(a) Represents leases signed as of June 30, 2021, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 18 and 19 of this supplement.

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Seaport Operating Performance

Q2 2021 $ in thousands	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (c)	Managed Businesses (b) Historic District & Pier 17 (d)	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q2 2021 Total
Revenues						
Rental revenue (g)	$ 1,648	$ 208	$ —	$ —	$ —	$ 1,856
Tenant recoveries	300	—	(11)	—	—	289
Other rental and property (expense) revenue	—	1	6,764	—	1,292	8,057
Total Revenues	1,948	209	6,753	—	1,292	10,202
Expenses						
Other property operating costs (g)	(5,782)	(165)	(7,156)	—	(1,521)	(14,624)
Total Expenses	(5,782)	(165)	(7,156)	—	(1,521)	(14,624)
Net Operating (Loss) Income - Seaport (h)	$ (3,834)	$ 44	$ (403)	$ —	$ (229)	$ (4,422)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	325,079	13,000 / 21	52,379	53,000	21,077	
Leased Sq. Ft. / units (i)	139,515	— / 20	52,379	53,000	21,077	
% Leased or occupied (i)	43 %	— % / 95 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 547,327	$ —	$ —	$ 134,841	$ —	$ 682,168
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended June 30, 2021, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, R17, Cobble & Co., Malibu Farm and Ssäm Bar (formerly Bar Wayō).
(c) Multi-family represents 85 South Street which includes base level retail in addition to residential units..
(d) Includes our 90% share of NOI from Ssäm Bar.
(e) Represents the marketplace by Jean-Georges. As a result of impacts related to COVID-19, there were delays in construction on the Tin Building, however construction is still on track for completion in the fourth quarter of 2021 with opening expected in early 2022.
(f) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 34 for the reconciliation of Seaport NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

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Ward Village - Sold Out Condominiums

As of June 30, 2021	Anaha	Ae'o	Ke Kilohana (a)	Total
Key Metrics ($ in thousands)				
Type of building	Luxury	Upscale	Workforce	
Number of units	317	465	423	1,205
Avg. unit Sq. Ft.	1,417	838	696	940
Condo Sq. Ft.	449,205	389,663	294,273	1,133,141
Street retail Sq. Ft.	16,048	70,800	28,386	115,234
Stabilized retail NOI	$1,200	$2,400	$1,231	$4,831
Stabilization year	2020	2019	2020	
Development progress ($ in millions)				
Status	Opened	Opened	Opened	
Start date	Q4 2014	Q1 2016	Q4 2016	
Completion / Est. Completion date	Q4 2017	Q4 2018	Q2 2019	
Total development cost	$403,974	$430,737	$217,483	$1,052,194
Cost-to-date	401,500	428,839	215,928	1,046,267
Remaining to be funded	$2,474	$1,898	$1,555	$5,927
Financial Summary ($ in thousands except per Sq. Ft.)				
Units closed (through Q2 2021)	317	465	423	1,205
Units under contract (through Q2 2021)	—	—	—	—
Units remaining to be sold (through Q2 2021)	—	—	—	—
Total % of units closed or under contract	100.0%	100.0%	100.0%	100.0%
Units closed (current quarter)	1	—	—	1
Units under contract (current quarter)	—	—	—	—
Square footage closed or under contract (total)	449,205	389,663	294,273	1,133,141
Total % square footage closed or under contract	100.0%	100.0%	100.0%	100.0%
Total cash received (closings & deposits)	$515,771	$512,647	$218,531	$1,246,949
Total GAAP revenue recognized	$515,771	$512,647	$218,531	$1,246,949

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.

Howard Hughes.
HowardHughes.com 281.719.6100 18

Ward Village - Condominiums Remaining to be Sold

As of June 30, 2021	Waiea	'A'ali'i	Kō'ula	Victoria Place	Total
Key Metrics ($ in thousands)					
Type of building	Ultra-Luxury	Upscale	Upscale	Ultra-Luxury	
Number of units	177	750	565	349	1,841
Avg. unit Sq. Ft.	2,138	520	725	1,164	861
Condo Sq. Ft.	378,488	390,097	409,612	406,351	1,584,548
Street retail Sq. Ft. (a)	7,716	11,570	36,787	n/a	56,073
Stabilized retail NOI	$453	$637	$1,281	n/a	$2,371
Stabilization year	2017	2022	2023	n/a	
Development progress ($ in millions)					
Status	Opened	Under Construction	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	Q1 2021	
Completion / Est. Completion date	Q4 2016	Q4 2021	2022	2024	
Total development cost	$595,101	$411,900	$487,039	$503,271	$1,997,311
Cost-to-date	458,906	317,637	170,409	58,552	1,005,504
Remaining to be funded	$136,195	$94,263	$316,630	$444,719	$991,807
Financial Summary ($ in thousands except per Sq. Ft.)					
Units closed (through Q2 2021)	174	—	—	—	174
Units under contract (through Q2 2021)	—	653	459	326	1,438
Units remaining to be sold (through Q2 2021)	3	97	106	23	229
Total % of units closed or under contract	98.3%	87.1%	81.2%	93.4%	87.6%
Units closed (current quarter)	—	—	—	—	—
Units under contract (current quarter)	—	5	12	28	45
Square footage closed or under contract (total)	369,937	320,889	344,384	384,464	1,419,674
Total % square footage closed or under contract	97.7%	82.3%	84.1%	94.6%	89.6%
Total cash received (closings & deposits)	$681,326	$91,996	$109,236	$141,006	$1,023,564
Total GAAP revenue recognized	$681,326	$—	$—	$—	$681,326
Total future GAAP revenue for units under contract	$—	$441,714	$531,123	$724,612	$1,697,449
Expected avg. price per Sq. Ft. (b)	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	$1,850 - $1,900	
Deposit Reconciliation (in thousands)					
Spent towards construction	$—	$86,932	$92,663	$—	$179,595
Held for future use (c)	—	5,064	16,573	141,006	162,643
Total deposits from sales commitment	**$—**	**$91,996**	**$109,236**	**$141,006**	**$342,238**

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.
(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Expected average price per square foot for all sold and remaining to be sold condos is between $1,300 and $1,350.
(c) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes.
HowardHughes.com 281.719.6100 19

Summary of Remaining Development Costs

in thousands

Property	Location	Total Estimated Costs (a)	Costs Paid Through June 30, 2021	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
Operating Assets								
6100 Merriweather	Columbia, MD	$ 138,221	$ 110,507	$ 27,714	$ —	$ 25,000	$ 2,714 (d)	Open
Juniper Apartments	Columbia, MD	116,386	100,004	16,382	—	14,624	1,758 (d)	Open
Creekside Park The Grove	Houston, TX	57,472	44,722	12,750	—	11,765	985	Open
Creekside Park West	Houston, TX	20,777	19,354	1,423	—	2,739	(1,316) (d)(e)	Open
The Lane at Waterway	Houston, TX	45,033	39,824	5,209	—	3,735	1,474	Open
Two Lakes Edge	Houston, TX	107,706	99,651	8,055	—	6,246	1,809 (d)	Open
Total Operating Assets		485,595	414,062	71,533	—	64,109	7,424	
Seaport Assets								
Pier 17 and Historic District Area / Uplands	New York, NY	594,368	547,327	47,041	—	—	47,041 (d)(f)	Open
Tin Building	New York, NY	194,613	134,841	59,772	—	—	59,772	Q4 2021
Total Seaport Assets		788,981	682,168	106,813	—	—	106,813	
Strategic Developments								
Marlow	Columbia, MD	130,490	26,224	104,266	—	82,570	21,696	Q1 2023
Starling at Bridgeland	Houston, TX	58,072	7,173	50,899	—	42,668	8,231	Q2 2022
1700 Pavilion	Las Vegas, NV	120,424	5,827	114,597	—	—	114,597	Q4 2022
Tanager Echo	Las Vegas, NV	81,611	6,309	75,302	—	—	75,302	Q4 2022
ʻAʻaliʻi	Honolulu, HI	411,900	317,637	94,263	3,398	88,760	2,105	Q4 2021
Anaha	Honolulu, HI	403,974	401,500	2,474	—	—	2,474	Open
Ke Kilohana	Honolulu, HI	217,483	215,928	1,555	—	—	1,555	Open
Kō'ula	Honolulu, HI	487,039	170,409	316,630	3,242	287,630	25,758	2022
Victoria Place	Honolulu, HI	503,271	58,552	444,719	137,805	303,412	3,502	2024
Waiea	Honolulu, HI	595,101	458,906	136,195	—	—	136,195 (g)	Open
Total Strategic Developments		3,009,365	1,668,465	1,340,900	144,445	805,040	391,415	
Combined Total		$ 4,283,941	$ 2,764,695	$ 1,519,246	$ 144,445	$ 869,149	$ 505,652	
						1700 Pavilion financing	$ (75,000) (h)	
						Tanager Echo financing	(59,500) (h)	
						Estimated costs to be funded net of financing, assuming closing on estimated financing	$ 371,152	

See page 32 for definition of "Remaining Development Costs".

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.
(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.
(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.
(d) Final completion is dependent on lease-up and tenant build-out.
(e) Negative balances represent cash to be received in excess of Estimated Remaining to be Spent. These items are primarily related to December 2020 costs that were paid by us, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.
(f) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.
(g) Total estimate includes $136.5 million for necessary warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.
(h) The financing for 1700 Pavilion and Tanager Echo is expected to close in Q3 2021.

Howard Hughes. HowardHughes.com 281.719.6100 20

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	3,373,048	—	—	532,428	1,387,445	5,292,921	—	—	—	—
Retail Sq. Ft. (a)	375,551	—	67,947	799,214	130,816	1,373,528	1,031,983	13,000	264,619	1,309,602
Multifamily units	1,389	—	312	391	817	2,909	—	21	—	21
Hotel Rooms	909	—	—	—	—	909	—	—	—	—
Self-Storage Units	1,357	—	—	—	—	1,357	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	595,617	—	—	—	319,002	914,619	—	146,935	1,491,651	1,638,586
Retail Sq.Ft.	84,425	—	—	—	67,383	151,808	—	251,600	—	251,600
Multifamily units	909	—	—	—	382	1,291	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	267,000	—	267,000	—	—	—	—
Retail Sq.Ft.	—	—	—	—	32,411	32,411	48,357	53,000	—	101,357
Multifamily units	—	—	358	294	472	1,124	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	3,046	n.a.	n.a.	3,046
Current Residents (b)	119,000	750	15,500	116,000	112,000	363,250	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	26 ac.	1,257 ac.	2,718 ac.	2,806 ac.	n/a	6,807 ac.	229	n.a.	n.a.	229
Estimated price per acre (c)	$ 1,402	$ 286	$ 451	$ 743	n/a	$ —	n.a.	n.a.	n.a.	$ —
Commercial Land										
Total acreage remaining	720 ac.	175 ac.	1,340 ac.	825 ac.	96 ac.	3,156 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	$ 987	$ 515	$ 615	$ 1,012	$ 580	$ —	n.a.	n.a.	n.a.	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 41,606 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31. 2020.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2021 land models.

Howard Hughes.
HowardHughes.com 281.719.6100 21

HowardHughes.com 281.719.6100 22 (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution is found under Reconciliation of Non-GAAP Measures on page 35. (c) Est. Stabilized NOI (Future) and Wtd. avg. time to stabilize (yrs.) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. MPC Portfolio Master Planned Communities- Remaining Saleable Acres (a) Income Producing Assets - Stabilized and Unstabilized Commercial 23% Residential 77% Stabilized 100% Commercial 36% Residential 64% Unstabilized 9% Stabilized 91% Unstabilized 17% Stabilized 83% Commercial 100% $ in thousands Nevada Texas Maryland Total MPC Performance - 2Q21 & 2Q20 MPC Net Contribution (2Q21) (b) $ 125,552 $ (22,248) $ (243) $ 103,061 MPC Net Contribution (2Q20) (b) $ 17,802 $ 8,175 $ (236) $ 25,741 Operating Asset Performance - 2021 & Future Annualized 2Q21 in-place NOI $ 55,790 $ 120,779 $ 36,447 $ 213,016 Est. stabilized NOI (future) (c) $ 74,425 $ 208,313 $ 63,417 $ 346,155 Wtd. avg. time to stab. (yrs.) (c) 3.0 2.3 3.7 —

Master Planned Community Land

$ in thousands	The Woodlands Q2 2021	The Woodlands Q2 2020	The Woodlands Hills Q2 2021	The Woodlands Hills Q2 2020	Bridgeland Q2 2021	Bridgeland Q2 2020	Summerlin Q2 2021	Summerlin Q2 2020	Columbia Q2 2021	Columbia Q2 2020	Total Q2 2021	Total Q2 2020
Revenues:												
Residential land sale revenues	$ 349	$11,930	$6,050	$2,364	$10,663	$16,455	$36,203	$26,324	$ —	$ —	$ 53,265	$ 57,073
Commercial land sale revenues	827	—	—	—	—	—	4,250	—	—	—	5,077	—
Builder price participation	85	237	260	28	546	530	10,496	8,152	—	—	11,387	8,947
Other land sale revenues	305	80	49	—	448	25	4,047	2,788	—	—	4,849	2,893
Total revenues	**1,566**	**12,247**	**6,359**	**2,392**	**11,657**	**17,010**	**54,996**	**37,264**	—	—	**74,578**	**68,913**
Expenses:												
Cost of sales - residential land	(188)	(6,813)	(2,420)	(898)	(2,872)	(5,364)	(16,968)	(12,800)	—	—	(22,448)	(25,875)
Cost of sales - commercial land	(174)	—	—	—	—	—	(2,236)	—	—	—	(2,410)	—
Real estate taxes	(972)	(1,079)	(36)	(45)	(693)	(576)	(550)	(587)	(145)	(136)	(2,396)	(2,423)
Land sales operations	(2,550)	(1,045)	(666)	(405)	(1,354)	(545)	(1,983)	(1,571)	(98)	(106)	(6,651)	(3,672)
Depreciation and amortization	(34)	(33)	(2)	—	(35)	(33)	(27)	(25)	—	—	(98)	(91)
Total operating expenses	**(3,918)**	**(8,970)**	**(3,124)**	**(1,348)**	**(4,954)**	**(6,518)**	**(21,764)**	**(14,983)**	**(243)**	**(242)**	**(34,003)**	**(32,061)**
Net interest capitalized (expense)	(442)	(849)	386	257	4,930	3,731	5,741	5,164	—	—	10,615	8,303
Equity in earnings from real estate affiliates	—	—	—	—	—	—	18,641	(2,968)	—	—	18,641	(2,968)
EBT	**$(2,794)**	**$2,428**	**$3,621**	**$1,301**	**$11,633**	**$14,223**	**$57,614**	**$24,477**	**$ (243)**	**$ (242)**	**$ 69,831**	**$ 42,187**
Key Performance Metrics:												
Residential												
Total acres closed in current period	1.5 ac.	7.2 ac.	18.5 ac.	7.6 ac.	24.6 ac.	38.4 ac.	49.1 ac.	37.4 ac.	—	—		
Price per acre achieved (a)	$233	$1,657	$ 327	$ 311	$ 427	$ 429	$ 807	$ 705	NM	NM		
Avg. gross margins	46.1 %	42.9 %	60.0 %	62.0 %	73.1 %	67.4 %	53.1 %	51.4 %	NM	NM		
Commercial												
Total acres closed in current period	1.5	—	—	—	—	—	6.3	NM	—	—		
Price per acre achieved	$551	NM	NM	NM	NM	NM	$675	NM	NM	NM		
Avg. gross margins	79.0 %	NM	NM	NM	NM	NM	47.4 %	NM	NM	NM		
Avg. combined before-tax net margins	69.2 %	42.9 %	60.0 %	62.0 %	73.1 %	67.4 %	52.5 %	51.4 %	NM	NM		
Key Valuation Metrics												
Remaining saleable acres												
Residential	26 ac.		1,257 ac.		2,718 ac.		2,806 ac.		—			
Commercial (b)	720 ac.		175 ac.		1,340 ac.		825 ac.		96 ac.			
Projected est. % superpads / lot size	—% / —		—% / —		—% / —		87% / 0.25 ac		NM			
Projected est. % single-family detached lots / lot size	34% / 0.80 ac		84% / 0.21 ac		87% / 0.22 ac		—% / —		NM			
Projected est. % single-family attached lots / lot size	66% / 0.12 ac		16% / 0.13 ac		9% / 0.11 ac		—% / —		NM			
Projected est. % custom homes / lot size	—% / —		—% / —		4% / 0.63 ac		13% / 0.45 ac		NM			
Estimated builder sale velocity (blended total - TTM) (c)	12		29		76		142		NM			
Projected GAAP gross margin (d)	76.2% / 75.6%		60.0% / 62.4%		73.1% / 67.4%		52.8% / 53.7%		NM			
Projected cash gross margin (d)	96.8%		86.1%		86.8%		74.6%		NM			
Residential sellout / Commercial buildout date estimate												
Residential	2023		2030		2035		2039		—			
Commercial	2034		2030		2045		2039		2023			

(a) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales. The price per acre achieved for Q2 2021 in The Woodlands residential lots is mostly attributable to the mix of lots sold as fewer residential acres remain to be sold as the development of residential land nears completion. In comparison, the same period 2020 experienced an increase in land sales in a high-end, exclusive section of The Woodlands community that generates significantly higher value per acre in comparison.

(b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia.

(c) Represents the average monthly builder homes sold over the last twelve months ended June 30, 2021.

(d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.

NM Not meaningful.

Howard Hughes.

HowardHughes.com 281.719.6100 23

HowardHughes.com 281.719.6100 24 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2021 $ 3,073 1.46% $ 35.54 $ 3,928 4.46% $ 21.93 2022 11,641 5.55% 35.32 5,032 5.72% 39.63 2023 12,209 5.81% 47.67 7,750 8.80% 49.28 2024 18,917 9.00% 47.48 7,872 8.94% 52.91 2025 24,868 11.83% 44.54 20,288 23.05% 56.24 2026 10,465 4.98% 41.73 7,132 8.10% 50.85 2027 21,647 10.30% 38.92 4,503 5.12% 64.02 2028 11,120 5.29% 42.39 4,493 5.10% 57.47 2029 8,413 4.00% 44.25 5,144 5.84% 51.69 2030 16,091 7.66% 41.57 5,015 5.70% 66.55 Thereafter 71,684 34.12% 48.74 16,874 19.17% 54.14 Total $ 210,128 100.00% $ 88,031 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Lease ExpirationsLease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of June 30, 2021 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2021 Retail 2021 Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031+ Retail 2031+ 0% 6% 12% 18% 24% 30%

Acquisition / Disposition Activity

thousands except rentable Sq. Ft. / Units / Acres

Q2 2021 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price

No acquisition activity in Q2 2021

Q2 2021 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
May 7, 2021	Monarch City	100%	Collin County, Texas	229 acres	$51.4 million

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Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
Landmark Mall	Alexandria, VA	100 %	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million. In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre Landmark Mall site in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of new development and will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council also approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the Landmark site and adjacent Duke Street and Van Dorn Street corridors.
Century Park	Houston, TX	100 %	63	In conjunction with the acquisition of The Woodlands Towers at the Waterway in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100 %	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80 %	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100 %	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable housing, condominium units, community-oriented spaces and office space. In May 2021, we received approval from the New York City Landmarks Preservation Commission on our proposed design for the 250 Water Street building. This favorable ruling confirms that the proposed architecture is appropriate for the Seaport Historic District and allows us to proceed with the formal New York City Uniform Land Use Review Procedure known as ULURP, which will be required to complete the necessary transfer of development rights to the parking lot site. Although this ruling is currently being contested in court, we believe this ruling will be upheld. While we move forward in the planning and approval stages for this strategic site, it will continue to be rented to a third party and used as a parking lot.

Howard Hughes.
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Debt Summary

thousands	June 30, 2021	December 31, 2020
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ —	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	750,000	750,000
Unsecured 4.125% Senior Notes due 2029	650,000	—
Unsecured 4.375% Senior Notes due 2031	650,000	—
Secured mortgages, notes and loans payable	643,315	590,517
Special Improvement District bonds	32,807	34,305
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,444,733	1,725,461
Condominium financing (a) (c)	323,328	219,883
Mortgages, notes and loans payable	4,494,183	4,320,166
Unamortized bond issuance costs	—	(4,355)
Deferred financing costs	(44,850)	(28,442)
Total mortgages, notes and loans payable, net	$ 4,449,333	$ 4,287,369

Net Debt on a Segment Basis, at share as of June 30, 2021 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net (a) (c)	$ 1,829,704	$ 179,028	$ 99,327	$ 320,942	$ 2,429,001	$ 2,020,332	$ 4,449,333
Mortgages, notes and loans payable of real estate and other affiliates (d)	287,544	3,747	—	—	291,291	—	291,291
Less:							
Cash and cash equivalents	(120,357)	(115,824)	(11,621)	(2,061)	(249,863)	(813,398)	(1,063,261)
Cash and cash equivalents of real estate and other affiliates (d)	(5,448)	(48,707)	(336)	(240)	(54,731)	—	(54,731)
Special Improvement District receivables	—	(49,864)	—	—	(49,864)	—	(49,864)
Municipal Utility District receivables, net	—	(354,932)	—	—	(354,932)	—	(354,932)
TIF receivable	—	—	—	(937)	(937)	—	(937)
Net Debt	**$ 1,991,443**	**$ (386,552)**	**$ 87,370**	**$ 317,704**	**$ 2,009,965**	**$ 1,206,934**	**$ 3,216,899**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of June 30, 2021 (e)

thousands	Remaining in 2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable (e)	$ 34,228	$ 77,309	$ 1,142,925	$ 408,902	$ 161,862	$ 2,668,957	$ 4,494,183
Interest payments (f)	94,041	184,973	173,537	137,110	124,306	469,010	1,182,977
Ground lease and other leasing commitments	1,946	4,325	4,371	4,419	4,468	249,942	269,471
Total consolidated debt maturities and contractual obligations	**$ 130,215**	**$ 266,607**	**$ 1,320,833**	**$ 550,431**	**$ 290,636**	**$ 3,387,909**	**$ 5,946,631**

(a) As of June 30, 2021, $650.5 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of December 31, 2020, $649.9 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of June 30, 2021, $124.2 million of variable rate debt was capped at a maximum interest rate. As of December 31, 2020, $75.0 million of variable-rate debt was capped at a maximum interest rate.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) As of June 30, 2021, $323.3 million of the Mortgages, notes and loans payable, net related to financing for the condominium towers at Ward Village in the Strategic Developments segment.
(d) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(e) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date, subject to customary extension terms.
(f) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

Howard Hughes
HowardHughes.com 281.719.6100 27

Property-Level Debt

$ in thousands

Asset	Q2 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
Outlet Collection at Riverwalk	27,710	L+250	Floating	3.50 %		Oct-21
20/25 Waterway Avenue	12,711	4.79 %	Fixed	4.79 %		May-22
Millennium Waterway Apartments	51,383	3.75 %	Fixed	3.75 %		Jun-22
Lake Woodlands Crossing Retail	12,329	L+180	Floating	1.90 %		Jan-23
Lakeside Row	31,940	L+225	Floating	2.35 %		Jul-22 / Jul-23
Senior Secured Credit Facility	615,000	4.61 %	Floating/Swap	4.61 %	(b) (c)	Sep-23
Two Lakes Edge	67,789	L+215	Floating	2.40 %		Oct-22 / Oct-23
The Woodlands Resort	62,500	L+250	Floating	3.00 %		Dec-21 / Dec-23
9303 New Trails	10,538	4.88 %	Fixed	4.88 %		Dec-23
4 Waterway Square	30,860	4.88 %	Fixed	4.88 %		Dec-23
Creekside Park West	15,258	L+225	Floating	2.35 %		Mar-23 / Mar-24
The Lane at Waterway	26,965	L+175	Floating	1.85 %		Aug-23 / Aug-24
6100 Merriweather	64,844	L+275	Floating	2.85 %		Sep-22 / Sep-24
Juniper Apartments	71,033	L+275	Floating	2.85 %		Sep-22 / Sep-24
Tanager Apartments	58,500	L+225	Floating	2.50 %		Oct-21 / Oct-24
Creekside Park The Grove	31,622	L+175	Floating	1.85 %		Jan-24 / Jan -25
9950 Woodloch Forest Drive	81,256	L+195	Floating	2.05 %		Mar-25
Ae'o Retail	30,209	L+265	Floating	2.90 %		Oct-25
Ke Kilohana Retail	9,229	L+265	Floating	2.90 %		Oct-25
3831 Technology Forest Drive	20,449	4.50 %	Fixed	4.50 %		Mar-26
Kewalo Basin Harbor	11,562	L+275	Floating	2.85 %		Sep-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square	45,493	3.94 %	Fixed	3.94 %		Aug-28
One Lakes Edge	69,182	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat	36,599	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing	50,203	4.30 %	Fixed	4.30 %		Dec-29
Two Hughes Landing	47,596	4.20 %	Fixed	4.20 %		Dec-30
8770 New Trails	35,487	4.89 %	Floating/Swap	4.89 %	(d)	Jan-32
Constellation Apartments	24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail	33,984	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building	24,027	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark	47,360	4.92 %	Fixed	4.92 %		Dec-39
	$ 1,838,048					

Howard Hughes.
HowardHughes.com 281.719.6100 28

Property-Level Debt (con't)

$ in thousands

Asset	Q2 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities						
The Woodlands Master Credit Facility	$ 75,000	L+250	Floating/Cap	2.60 %	(e)	Oct-22 / Oct-24
Bridgeland Credit Facility	75,000	L+250	Floating/Cap	2.60 %	(e)	Oct-22 / Oct-24
	$ 150,000					
Seaport						
250 Water Street	$ 100,000	L+350	Floating	3.60 %		Nov-22 / Nov-23
	$ 100,000					
Strategic Developments						
'A'ali'i	$ 204,940	L+310	Floating	4.10 %		Jun-22 / Jun-23
Kō'ula	69,170	L+300	Floating	3.10 %		Mar-23 / Mar-24
Victoria Place	49,218	L+500	Floating/Cap	5.25 %	(f)	Sep-24 / Sep-26
	$ 323,328					
Total (g)	$ 2,411,376					

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The Loan will bear interest at one-month LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(e) Balance includes $50 million drawn on the revolver portion of the The Woodlands and Bridgeland Credit Facility.
(f) Concurrent with the closing of the $368.2 million construction loan for Victoria Place in Ward Village in the first quarter of 2021, the Company entered into interest rate cap agreements which are not designated as a hedging instruments. The loan will bear interest at one-month LIBOR plus 5.00%, subject to a LIBOR cap of 2.00% and a LIBOR floor of 0.25%, but is currently capped at an interest rate of 2.00%.
(g) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin MPC and retail.

Howard Hughes. HowardHughes.com 281.719.6100 29

HowardHughes.com 281.719.6100 30 Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date June 30, 2021 2021 2022 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 407 $ 814 $ 1,737 $ 38,711 $ 41,262 Seaport 100% 2031 (b) 555 1,132 2,288 216,489 219,909 Kewalo Basin Harbor 100% 2049 — — 300 8,000 8,300 $ 962 $ 1,946 $ 4,325 $ 263,200 $ 269,471 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031, but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. Summary of Ground Leases

HowardHughes.com 281.719.6100 31 Impact of COVID-19 thousands except percentages Billed Rent Comparison OPR SEA Q1 2020 Billed Rent $ 96,176 $ 4,951 Difference from Q1 2020 to Q2 2021 in Billed Rent (2.3) % (9.7) % Q1 2020 Net Recurring Revenues $ 89,610 $ 4,676 Difference from Q1 2020 to Q2 2021 in Net Recurring Revenues (0.6) % (20.7) % thousands Q2 2021 Bad Debt Breakout OPR SEA Bad Debt Type Billed Rent Deemed Uncollectible - Operating Tenants $ 4,621 $ 762 Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy 285 — Cash Impact 4,906 762 Recovery of Previous Bad Debt, net of Increase in Reserve (4,075) (425) Increase (Reduction) in Straight-Line Rent Reserve (2,324) 96 Total Bad Debt Expense $ (1,493) $ 433 thousands Q2 2021 Revenue Breakdown OPR SEA Billed Rent $ 94,010 $ 4,472 Billed Rent Deemed Uncollectible (4,906) (762) Recovery of Previous Bad Debt, net of Increase in Reserve 4,075 425 Other Revenues 20,243 6,763 Total Revenues $ 113,422 $ 10,898 Total Revenues $ 113,422 $ 10,898 Recovery of Previous Bad Debt, net of Increase in Reserve (4,075) (425) Other Revenues (20,243) (6,763) Net Recurring Revenue $ 89,104 $ 3,710

HowardHughes.com 281.719.6100 32 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of June 30, 2021, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI and Stabilization Date in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Projected Stabilized Dates are adjusted when the asset is believed to reach its Stabilized NOI prior to or later than originally assumed. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. DefinitionsDefinitions

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	YTD Q2 2021	YTD Q2 2020
Total Operating Assets segment EBT (a)	$ (8,517)	$ (31,784)	$ (32,294)	$ (28,831)	$ (17,342)	$ (40,301)	$ (24,886)
Add back:							
Depreciation and amortization	39,975	39,651	46,845	41,395	36,995	79,626	74,084
Interest (income) expense, net	18,152	19,000	21,070	21,045	23,103	37,152	49,296
Equity in (earnings) losses from real estate and other affiliates	10,419	11,404	13,197	(962)	(475)	21,823	(4,869)
(Gain) loss on sale or disposal of real estate and other assets, net	—	—	—	(108)	—	—	(38,124)
(Gain) loss on extinguishment of debt	46	836	—	1,521	—	882	—
Provision for impairment	—	—	—	—	—	—	48,738
Impact of straight-line rent	(3,987)	(5,107)	(3,045)	1,766	(3,248)	(9,094)	(6,351)
Other	100	10,139	(24)	69	(119)	10,239	54
Total Operating Assets NOI - Consolidated	**56,188**	**44,139**	**45,749**	**35,895**	**38,914**	**100,327**	**97,942**
Redevelopments							
110 North Wacker (b)	—	—	—	(11)	10	—	11
Total Operating Asset Redevelopments NOI	**—**	**—**	**—**	**(11)**	10	**—**	**11**
Dispositions							
100 Fellowship Drive	—	—	1	38	73	—	(1,050)
Elk Grove	—	100	—	—	—	100	—
Total Operating Asset Dispositions NOI	**—**	**100**	**1**	**38**	73	**100**	**(1,050)**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**56,188**	**44,239**	**45,750**	**35,922**	**38,997**	**100,427**	**96,903**
Company's Share NOI - Equity Investees (b)	**1,690**	**385**	**1,362**	**2,315**	**1,836**	**2,075**	**4,073**
Distributions from Summerlin Hospital Investment	**—**	**3,755**	**—**	**—**	**—**	**3,755**	**3,724**
Total Operating Assets NOI	**$ 57,878**	**$ 48,379**	**$ 47,112**	**$ 38,237**	**$ 40,833**	**$ 106,257**	**$ 104,700**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

Howard Hughes.
HowardHughes.com 281.719.6100 33

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport segment EBT to Total NOI:

thousands	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	YTD Q2 2021	YTD Q2 2020
Total Seaport segment EBT (a)	$ (12,869)	$ (12,474)	$ (11,730)	$ (27,646)	$ (24,636)	$ (25,343)	$ (60,592)
Add back:							
Depreciation and amortization	7,004	6,835	6,777	7,174	6,776	13,839	27,651
Interest (income) expense, net	(187)	(102)	22	2,811	4,626	(289)	9,679
Equity in (earnings) losses from real estate and other affiliates	336	352	328	288	6,633	688	8,676
(Gain) loss on extinguishment of debt	—	—	3	11,645	—	—	—
Impact of straight-line rent	463	404	441	1,027	1,208	867	1,333
Other (income) loss, net (b)	978	741	1,114	(1,398)	1,953	1,719	5,923
Total Seaport NOI - Consolidated	**(4,275)**	**(4,244)**	**(3,045)**	**(6,099)**	**(3,440)**	**(8,519)**	**(7,330)**
Company's Share NOI - Equity Investees	**(147)**	**(135)**	**(124)**	**(106)**	**(305)**	**(282)**	**(681)**
Total Seaport NOI	**$ (4,422)**	**$ (4,379)**	**$ (3,169)**	**$ (6,205)**	**$ (3,745)**	**$ (8,801)**	**$ (8,011)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020, and income related to inventory liquidation sales in the third quarter of 2020.

Howard Hughes. HowardHughes.com 281.719.6100 34

Reconciliation of Non-GAAP Measures (con't)

thousands	Three Months Ended June 30,				Six Months Ended June 30,			
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue		**2021**		**2020**		**2021**		**2020**
Total residential land sales closed in period	$	56,525	$	57,123	$	91,262	$	86,869
Total commercial land sales closed in period		5,078		—		7,436		2,096
Net recognized (deferred) revenue:								
Bridgeland		165		—		(2,071)		(305)
Summerlin		(4,469)		(839)		(1,851)		7,354
Total net recognized (deferred) revenue		(4,304)		(839)		(3,922)		7,049
Special Improvement District bond revenue		1,043		789		1,043		791
Total land sales revenue - GAAP basis	$	58,342	$	57,073	$	95,819	$	96,805

thousands	Three Months Ended June 30,				Six Months Ended June 30,			
Reconciliation of MPC Segment EBT to MPC Net Contribution		**2021**		**2020**		**2021**		**2020**
MPC segment EBT	$	69,831	$	42,187	$	133,186	$	86,308
Plus:								
Cost of sales - land		24,858		25,875		40,509		42,661
Depreciation and amortization		98		91		170		182
MUD and SID bonds collections, net		(291)		4,935		2,603		6,058
Distributions from real estate and other affiliates		100,528		1,173		101,672		2,345
Less:								
MPC development expenditures		(73,322)		(51,488)		(126,302)		(116,384)
Equity in (earnings) losses in real estate and other affiliates		(18,641)		2,968		(46,291)		(5,966)
MPC Net Contribution	$	103,061	$	25,741	$	105,547	$	15,204

thousands	Three Months Ended June 30,				Six Months Ended June 30,			
Reconciliation of Segment EBTs to Net Income		**2021**		**2020**		**2021**		**2020**
Operating Assets segment EBT	$	(8,517)	$	(17,342)	$	(40,301)	$	(24,886)
MPC segment EBT		69,831		42,187		133,186		86,308
Seaport segment EBT		(12,869)		(24,636)		(25,343)		(60,592)
Strategic Developments segment EBT		2,148		(2,244)		(19,770)		(105,924)
Consolidated segment EBT		50,593		(2,035)		47,772		(105,094)
Corporate income, expenses and other items		(46,976)		(32,068)		(112,314)		(54,091)
Net income (loss)		3,617		(34,103)		(64,542)		(159,185)
Net (income) loss attributable to noncontrolling interests		1,224		19		2,789		(33)
Net income (loss) attributable to common stockholders	$	4,841	$	(34,084)	$	(61,753)	$	(159,218)

Howard Hughes.
HowardHughes.com 281.719.6100 35